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                                                                    EXHIBIT 21.1

                                SAMES CORPORATION

                                  SUBSIDIARIES


1.       Sames, S.A.

2.       Sames Scandinavia

3.       Sames Corporation (Japan)

4.       Sames North America, Inc.